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                        SUBSIDIARIES OF THE REGISTRANT
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                        DIAMOND BRANDS OPERATING CORP.

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NAME OF SUBSIDIARY                   STATE OF INCORPORATION         NAME UNDER WHICH
------------------                   ----------------------         ----------------
                                                                    SUBSIDIARY DOES BUSINESS
                                                                    ------------------------
Empire Candle, Inc.                  Kansas                         Empire Candle, Inc.

Forster Inc.                         Maine                          Forster Inc. and Forster, Inc.
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